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                                                                    Exhibit 10.7

                   CHANGE OF CONTROL AGREEMENT BY AND BETWEEN
                       VISION BANK AND ___________________

This Agreement is executed on this ____ day of ___________, ____ by and between Vision Bank, an Alabama banking corporation (hereinafter referred to as "the Bank"), and _______________________ (hereinafter referred to as "Employee") effective as of
_________ ____, ____.

                                WITNESSETH THAT:

WHEREAS, the Bank desires to retain the services of Employee as its ___________, and Employee desires to be so employed;

WHEREAS, the Bank desires to induce the Employee to enter into this Agreement, and the parties to this Agreement desire to establish mutually satisfactory arrangements in the event there is a termination of the Employee's employment under the circumstances provided for herein;

THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein, the parties hereby agree as follows:

1. Capitalized terms used in this Agreement shall have the following definitions:

       (a) The term "BASE SALARY" means the annualized base salary paid to Employee by the Bank during the twelve month period ending on the last day of the last full month immediately proceeding the termination date.

       (b) The term "CAUSE" means (1) willful, flagrant and repeated breach of or gross inattention to duties as _____________; (ii) gross malfeasance of the office or flagrant disloyalty to the Bank or its parent Vision Bancshares, Inc. (the "Holding Company"); or (iii) commission of a felony or an unlawful act involving fraud or moral turpitude.

       (c) The term "CHANGE OF CONTROL" means a merger, consolidation or other corporate reorganization involving the Holding company or Bank in which the Holding Company or Bank does not survive; (ii) the beneficial ownership of one person, related group of persons, or groups of persons acting in concert, of as much as 35% of the outstanding voting securities of the Holding Company or Bank; or
            (iii) such additional circumstances as may be determined by the Board of Directors of the Bank from time to time.

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     2.   The Bank agrees to employ Employee as _________________ of the Bank.
          Employee agrees to carry out such duties, to the best of his abilities, as may be assigned to him from time to time by the President and the Board of Directors of the Bank, and to devote his full working time and energies to the business of the Bank, provided such duties shall be consistent with his position as
          _____________________.

     3. Employee's initial Base Salary shall be __________ Dollars ($__________) per year. The Base Salary may be increased by the Bank, in its discretion, at any time, but may not be decreased during the term of this Agreement.

     4. In addition to the Base Salary, Employee shall receive the following compensation:

     5. In the event that Employee's employment is terminated under circumstances stated in this Section 5 and only under such circumstances, Employee shall be entitled to receive the payments and benefits from the Bank set forth in Section 6 herein. The circumstances to which this Section 5 applies are:

          (a) Termination of employment voluntarily by the Employee at any time within three (3) years following a Change in Control, upon the occurrence of any of the following events:

                  (i) the reduction of Employee's annual salary (including any deferred portions thereof) or levels of benefits or supplemental compensation; or

                  (ii) the transfer of Employee to a location requiring a change of his residence or a material increase in the amount of travel normally required of Employee in connection with employment.

          (b) Termination by the Bank at any time within three (3) years following a Change in Control, for reasons other than for Cause or other than as a consequence of Employee's death, permanent disability or the attainment of normal retirement age under the Bank's retirement plan, if any, as in effect at the time.

     6. In the event of Termination of Employee's employment under the circumstances set forth in Section 5 above, the Bank agrees to provide or to cause the provision of the following rights and benefits to
          Employee:

          (a) Employee shall receive, within 30 days after such termination, payment in cash from the Bank of an amount equal to Employee's Base Salary for a term equal to three years less the amount of time worked by the Employee after the change in control.

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                  [For instance, if the Employee had worked 1 year and 2 months after a Change in Control, he would receive an amount equal to his Base Salary for 1 year and ten months];

         (b) In the event of Employee's death prior to the time that any payments due under this Agreement are made, all such sums shall be distributed to such beneficiary(ies) as Employee may from time to time designate in writing to the Bank, and if no such beneficiary(ies) are named, such sums shall be paid to Employee's estate.

     7. In the event there are payments of whatever nature arising from this Agreement due on or after the date of Termination from the Bank or any parent or subsidiary of the Bank to Employee, the receipt of which has been deferred by means of an instrument in writing signed by Employee, such payment shall be paid within thirty (30) days of Termination in a lump sum to Employee. In the event there are obligations (whether or not arising from this Agreement) of the Bank or any parent or subsidiary of the Bank to Employee outstanding on or after the date of Termination, all such obligations shall immediately be accelerated to maturity and become due and payable in full as of the date of Termination.

     8. During Employee's employment by the Bank, Employee shall be eligible for participation in all option, stock purchase, retirement, profit-sharing and all similar plans and programs of the Bank or Holding Company, and all medical insurance, life insurance, and accident and disability insurance plans of the Bank or Holding Company, and all other benefit plans or programs or any successor plans or programs in effect at the time for employees in the same class or category as the Employee, on the same terms and subject to the same conditions required of employees in the same class or category as Employee.

     9. The specific arrangements and benefits referred to in this Agreement are not intended to preclude other compensation or benefits which may be authorized by the Bank from time to time. The Agreement shall not constitute an employment agreement for a specific period; Employee shall be an employee-at-will of Bank.

     10. The Bank has and shall have no responsibility or obligation (other than withholding requirements) for any income tax or other tax costs or liabilities incurred by Employee as a result of or in connection with any payments or payment obligations by the Bank to Employee under this Agreement, and all such payments and payment obligations shall be computed without regard to any tax effects to Employee.

     11. The Bank's promise to pay or cause to be paid to Employee pursuant to the provisions of Section 7 are absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any rights of offset, counterclaim, recoupment, defense, or other rights which the Bank may have against him or others. All such amounts payable or to be payable by the Bank hereunder shall be paid without notice or demand, and each and every payment made hereunder by the Bank shall be final, and the Bank shall not have any

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         reason whatsoever to seek to recover any payment from Employee or whomsoever shall be entitled thereto. Notwithstanding the provisions of the law or any provision hereunder, Employee's entitlement to benefits under this Agreement shall not be governed by a duty to mitigate those damages by seeking further employment nor offset by any compensation Employee may receive from future employment.

12. This Agreement constitutes the entire Agreement between the parties and supersedes all memoranda, discussion, correspondence and agreements prior to the date of execution of this Agreement. This Agreement shall be binding on the heirs, executors, administrators, successors and assigns of the parties. This Agreement is to be governed by the law of Alabama. In the even that any part of this Agreement shall be held invalid or unenforceable, it shall not affect the validity of the Agreement as a whole or other remaining parts thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                 VISION BANK


                                                 By: ___________________________
                                                        J. Daniel Sizemore
                                                        Chairman & CEO


ATTEST:

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                                                 EMPLOYEE:


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